EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-78379, 333-35484, 333-99251, 333-116062, 333-167256, 333-182999 and 333-190826 on Form S-8 and Registration Statement No. 333-182759 on Form S-3, of our report dated June 26, 2014, relating to the financial statements of The Standard 401(k) Plan, appearing in this Annual Report on Form 11-K of The Standard 401(k) Plan for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP

Portland, Oregon
June 19, 2015